Exhibit (10) (e)

Execution Copy

AMENDMENT TO NON-COMPETITION AGREEMENT

THIS IS AN AMENDMENT TO LETTER AGREEMENT (the “Amendment Agreement”), dated as of May 1, 2003, between West Pharmaceutical Services, Inc., a Pennsylvania corporation, (the “Company”) and Bruce S. Morra (“Executive”).

Background

The Company and Executive are parties to a “Confidentiality and Non-Competition Agreement” dated as of April 7, 2003 (the “Non-Competition Agreement”). Under the Non-Competition Agreement, Executive is eligible to receive severance compensation and certain other benefits in the event his employment is terminated by the Company other than for cause or by reason of death, disability, continuous willful misconduct to the detriment of the Company or retirement pursuant to the Company’s Employees’ Retirement Plan, all as specified in Section 3 thereof.

The Company has offered Executive, and Executive has accepted, certain enhanced severance compensation and benefits in the event Executive’s employment is terminated following a “Change in Control” of the Company, as such term is defined in that certain Change-in-Control Agreement, of even date herewith, between the Company and Executive (the “Change-in-Control Agreement”).

The Company and Executive have agreed to modify the Non-Competition Agreement to clarify that he will continue to receive the benefits specified therein, but only in the event that his employment is terminated under circumstances where he is not also entitled to benefits under the Change-in-Control Agreement.

Agreement

In consideration of the foregoing, the Company and Executive, each intending to be legally bound hereby, agree as follows:

1.	Amendment of Section 3.1. Section 3.1 of the Non-Competition Agreement is hereby amended to read in its entirety as follows:

“Executive will be entitled to the benefits specified in Section 3.2 hereof if Executive’s employment by the Company is terminated by the Company, other than for cause or by reason of death, disability, continuous willful misconduct to the detriment of the Company or retirement pursuant to the Company’s Employees’ Retirement Plan (or any successor pension plant thereto) (the “Retirement Plan”); provided, however, that you will not be entitled to the benefits specified in Section 2 if:

a)	Executive’s employment terminates for any other reasons, including, without limitation, voluntary resignation;

b)	during the term of Executive’s employment or at any time thereafter, Executive breaches any of the covenants contained in Section 2 hereof; or

c)	Executive becomes entitled to receive the severance and other benefits specified in Section 3 of the Change-in-Control Agreement” dated as of May 1, 2003 between Executive and the Company.

2.	Other Terms.

(a)	Confirmation of Non-Competition Agreement. Except as otherwise set forth in this Amendment Agreement, the Non-Competition Agreement shall remain in full force and effect in accordance with its terms.

(b)	Applicable Law. This Amendment Agreement shall be construed under and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts-of-laws principles.

(c)	Headings. The headings or titles of Sections appearing in this Amendment Agreement are provided for convenience and are not to be used in construing this Amendment Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of the date first written above.

By:
Bruce S. Morra, Ph.D.

WEST	PHARMACEUTICAL SERVICES, INC.

By:
Donald E. Morel, Jr., Ph.D.
President and Chief Executive Officer

Schedule “A”

List of Persons Engaged in Competition with the Company’s Business

3-M Drug Delivery Systems Division
Aerogen, Inc.
Alcoa, Inc.
Alkermes, Inc.
Alcan, Inc
ALZA Corporation (subsidiary of Johnson and Johnson
American Stelmi Corp. (division of Stelmi, SA)
Andrx Corporation
Antares Pharma, Inc. (f/k/a Medi-Ject)
Aradigm Corporation
Bentley Pharmaceuticals, Inc.
Blackhawk/Nepco
The Bespak Group
Biovail Corporation
Cardinal Health, Inc.
CIMA Labs, Inc.
Comar, Inc.
Elan Corporation, Plc
Elite Pharmaceuticals, Inc.
Emisphere Technologies, Inc.
Ethypharm SA
Erie Plastics Corp.
Ferro- Pfanstiehl Laboratories, Inc.
Flamel Technologies, Inc.
Focus Inhalation Oy
Guilford Pharmaceutical, Inc.
Helvoet Pharma (division of Datwyler Holding)
Innovative Drug Delivery Systems, Inc.
In-Site Vision, Inc.
Kerr Group, Inc.
Lavipharm Corporation
Nastech Pharmaceutical Company, Inc.
Nektar Therapeutics
Penwest Pharmaceuticals Company
Phasex Corporation
Plastech Molding and Fabricating, Inc.
Rehxam Corporation
RP Scherer, Inc. (subsidiary of Cardinal Health)
Rx Kinetix, Inc.
Sheffield Pharmaceuticals, Inc.
SkyePharma Plc
Stelmi S.A.
Tech Industries, Inc.
Unigene Laboratories, Inc
Wheaton Science Products (an Alcan Packaging company)